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                                                              Exhibit 4.1


                                     CUBIST
                                 PHARMACEUTICALS

NUMBER                                                                  SHARES

CBST

COMMON STOCK                                                  SEE REVERSE SIDE
                                                            CERTAIN DEFINITIONS

                  INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFICATE IS TRANSFERABLE                             CUSIP  229678 10 7
IN CANTON, MA, JERSEY CITY, NJ
AND NEW YORK CITY, NY

THIS CERTIFIES THAT



is the owner of



    FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK $.001 PAR VALUE, OF

======================== CUBIST PHARMACEUTICALS, INC. ========================
--------------------------- CERTIFICATE OF STOCK -----------------------------

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued under and subject to the laws of the State of Delaware and to the Certificate of Incorporation and By-laws of the Corporation, all as amended from time to time. This Certificate is not countersigned and registered by the Transfer Agent and Registrant.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and a facsimile of its corporate seal to be hereunto affixed.

Dated:


   /s/ ILLEGIBLE         [CORPORATE SEAL APPEARS HERE]          /s/ ILLEGIBLE
           Secretary                                                  President



Countersigned and registered:

   EquiServe Trust Company, N.A.
       Transfer Agent and Registrar

By   /s/ ILLEGIBLE
            Authorized Signature



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                           CUBIST PHARMACEUTICALS, INC.

    The Corporation has more than one class of stock authorized to be issued. The Corporation will furnish without charge to each stockholder upon written request, a copy of the full text of the preferences, qualifications and special and relative rights of the shares of each class of stock (and any series thereof) authorized to be issued by the Corporation.

    The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed at though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT -----Custodian-----
TEN ENT - as tenant by the entities                       (Cust)      (Minor)
JT TEN  - as joint tenants with                    under Uniform Gifts to
          right of survivorship                    Minors Act________________
          and not as tenants in                                  (State)
          common


   Additional abbreviations may also be used though not in the above list.


For value received,                   hereby sell, assign and transfer unto
                   -------------------

Please Insert Social Security
or other identifying number
of assignee
------------------------------

------------------------------



-------------------------------------------------------------------------------
 (Please print or typewrite name and address, including zip code, of assignee)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                      Attorney
----------------------------------------------------------------------
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated.
      --------------------------------

                 (Signature)
                            ---------------------------------------------------
                    NOTICE: The signature to this assignment must correspond
                            with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.


     (Signature Guaranteed)
                            ---------------------------------------------------
                            All guarantees must be made by a financial institution (such as a bank or broker) which is a participant in the Securities Transfer Agents Medallion Program ("STAMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or the Stock Exchanges Medallion Program ("SEMP") and must not be dated. Guarantees by a notary public are not accepted.


This Certificate also evidences and entitles to holder hereof to certain rights as set forth in a Rights Agreement between Cubist Pharmaceuticals, Inc. and EquiServe Trust Company, N.A., dated as of June 21, 1999, (as amended to date, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Cubist Pharmaceuticals, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and will no longer be evidenced by this certificate. Cubist Pharmaceuticals, Inc. will mail to the registered holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, under certain circumstances, Rights held by Acquiring Persons (as defined in the Rights Agreement), or certain related Persons, and any subsequent holder of such Rights, may become null and void.